Exhibit (d)(2)

Schedule A

Amended as of February 16, 2017 to add Artisan Thematic Fund

Fund	Annual Rate of Fee	Asset Base	Original Effective Date	Initial Term End Date
Developing World Fund	1.050% 1.025% 1.000% 0.975% 0.950%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	May 12, 2015	May 12, 2017
Emerging Markets Fund	1.050% 1.025% 1.000% 0.975% 0.950%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	March 12, 2014	June 30, 2015
Global Equity Fund	1.000% 0.975% 0.950% 0.925% 0.900%	up to $1 billion $1 billion up to $4 billion $4 billion up to $8 billion $8 billion up to $12 billion over $12 billion	March 12, 2014	June 30, 2015
Global Opportunities Fund	0.900% 0.875% 0.850% 0.825% 0.800%	up to $1 billion $1 billion up to $4 billion $4 billion up to $8 billion $8 billion up to $12 billion over $12 billion	March 12, 2014	June 30, 2015
Global Value Fund	1.000% 0.975% 0.950% 0.925% 0.900%	up to $1 billion $1 billion up to $4 billion $4 billion up to $8 billion $8 billion up to $12 billion over $12 billion	March 12, 2014	June 30, 2015
High Income Fund	0.725% 0.700% 0.675% 0.650% 0.625%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $10 billion over $10 billion	March 12, 2014	June 30, 2015
International Fund	1.000% 0.975% 0.950% 0.925% 0.900%	up to $500 million $500 million up to $750 million $750 million up to $1 billion $1 billion up to $12 billion over $12 billion	March 12, 2014	June 30, 2015
International Small Cap Fund	1.250%	All assets	March 12, 2014	June 30, 2015
International Value Fund	1.000% 0.975% 0.950% 0.925%	up to $500 million $500 million up to $750 million $750 million up to $1 billion over $1 billion	March 12, 2014	June 30, 2015
Mid Cap Fund	1.000% 0.975% 0.950% 0.925%	up to $500 million $500 million up to $750 million $750 million up to $1 billion over $1 billion	March 12, 2014	June 30, 2015
Mid Cap Value Fund	1.000% 0.975%	up to $500 million $500 million up to $750 million	March 12, 2014	June 30, 2015

[Schedule A to Second Amended & Restated Investment Advisory Agreement]

Exhibit (d)(2)

	0.950% 0.925%	$750 million up to $1 billion over $1 billion
Small Cap Fund	1.000% 0.975% 0.950% 0.925%	up to $500 million $500 million up to $750 million $750 million up to $1 billion over $1 billion	March 12, 2014	June 30, 2015
Thematic Fund	1.000% 0.975% 0.950% 0.925% 0.900%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	February 16, 2017	February 16, 2019
Value Fund	0.800% 0.760% 0.720% 0.680% 0.640%	up to $50 million $50 million up to $ 100 million $100 million up to $500 million $500 million up to $7.5 billion over $7.5 billion	March 12, 2014	June 30, 2015

IN WITNESS WHEREOF, ARTISAN PARTNERS FUNDS, INC. and ARTISAN PARTNERS LIMITED PARTNERSHIP have each caused this Schedule A to be signed on its behalf by its duly authorized representative, all as of the day and year first written above.

Artisan Partners Funds, Inc.

By:	/s/ Sarah A. Johnson

Artisan Partners Limited Partnership

By:	/s/ Sarah A. Johnson

[Schedule A to Second Amended & Restated Investment Advisory Agreement]